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                                                                   EXHIBIT G-3.1

NEW REI NONUTILITY SUBSIDIARIES (POST-DISTRIBUTION)

1. Reliant Energy Investment Management, Inc., a Delaware corporation, holds the stock of Time Warner AOL, which was received in connection with the 1996 sale of certain telecommunications businesses. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that Reliant Energy Investment Management, Inc. would also qualify as an "exempt telecommunications company" under Section 34 of the Act.

2. Reliant Energy Power Systems, Inc., a Delaware corporation, invests in fuel cell technology. See Rule 58(b)(1)(ii).

3. Reliant Energy Properties, Inc., a Delaware corporation, owns a public parking garage that is used by company employees and others, and will own the office building that houses New REI. See New Century Energies, Inc., Holding Co. Act Release No. 26748 (Aug. 1, 1997) (authorizing retention of a dedicated real-estate subsidiary).

4. Reliant Energy Thermal Systems, Inc., a Delaware corporation, is engaged in the ownership and operation of thermal systems, which deliver chilled water to office buildings and other facilities and in other energy services. See Rule 58(b)(1)(vi).

5. Reliant Energy Transition Bond Company LLC, a Delaware limited liability company, has issued securitization bonds in connection with the restructuring under S.B. 7. Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000).

6. Reliant Energy International, Inc., a Delaware corporation, holds foreign utility investments, which are in the process of being divested. These properties are qualified as either EWGs or FUCOs.

7. Mississippi River Transmission Corporation, a Delaware corporation, owns and operates an interstate pipeline system that extends from East Texas and Northern Louisiana to the St. Louis metropolitan area. See, e.g., NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000). Under Rule 58(b)(2)(i), gas registered holding companies may acquire the securities of companies engaged in "gas-related activities" within the meaning of Section 2(a) of the Gas-Related Activities Act of 1990, without Commission approval.

8. Reliant Energy Field Services, Inc., a Delaware corporation, owns and operates gas-gathering systems in the mid-continent. See PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000) (authorizing retention of gas gathering operations); see also Rule 58(b)((1)(ix) and (b)(2).

9. Reliant Energy Gas Transmission Company, a Delaware corporation, owns and operates an interstate pipeline system located in the mid-continent region. See, e.g., NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000). Under Rule 58(b)(2)(i), gas registered


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         holding companies may acquire the securities of companies engaged in
         "gas-related activities" within the meaning of Section 2(a) of the Gas-Related Activities Act of 1990, without Commission approval.

10. Reliant Energy Pipeline Services, Inc., a Delaware corporation, is engaged in pipeline services. See Rule 58(b)(2).

11. Gas sales and marketing subsidiaries -- See, e.g., NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000); see also Rule 58(b)(1)(iv) (defining energy related companies to include entities engaged in "the brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels"):

                  o        Entex Fuels, Inc., a Texas corporation

                  o        Entex Gas Marketing Company, a Texas corporation

                  o        Entex Gas Resources Corp., a Texas corporation

                  o        Reliant Energy Retail, Inc., a Delaware corporation

                  o        MRT Energy Marketing Company, a Delaware corporation

12. Intrastate Pipeline Operations -- See, e.g., NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000). Under Rule 58(b)(2)(i), gas registered holding companies may acquire the securities of companies engaged in "gas-related activities" within the meaning of Section 2(a) of the Gas-Related Activities Act of 1990, without Commission approval.:

                  o Reliant Energy Intrastate Holdings, LLC, a Delaware limited liability company

                  o Illinois Gas Transmission Company, a Delaware corporation

                  o Industrial Gas Supply Corporation, a Texas corporation

                  o Louisiana Unit Gas Transmission Company, a Texas corporation

                  o Minnesota Intrastate Pipeline Company, a Delaware corporation

                  o        Unit Gas Transmission Company, a Texas corporation

13. Corporate and Financial Subsidiaries - See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000) (authorizing retention of financing subsidiaries/trusts); see also New Century Energies, Holding Co. Act Release No. 26750 (Aug. 1, 1997) (authorizing Southwestern Public Service Capital I, a trust formed to facilitate certain financing transactions); Conectiv, Inc., Holding Co. Act Release No. 26833 (Feb. 26, 1998) (authorizing retention of financing trust); Dominion Resources, Holding Co. Act Release No. 27112 (Dec. 15, 1999) (authorizing retention of financing subsidiaries); SCANA Corp., Holding Co. Act Release No. 27135 (Feb. 14, 2000).

                  o        HL&P Capital Trust I

                  o        HL&P Capital Trust II

                  o        Houston Industries FinanceCo GP, LLC

                  o        Houston Industries FinanceCo LP

                  o        Houston Industries Funding Company

                  o        REI Trust I


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                  o        REI Trust II

                  o        Reliant Energy FinanceCo II GP, LLC

                  o        Reliant Energy FinanceCo II LP

                  o        Reliant Energy FinanceCo III GP, LLC

                  o        Reliant Energy FinanceCo III LP

                  o        Reliant Energy FinanceCo IV GP, LLC

                  o        Reliant Energy Finance Co IV LP

                  o Arkansas Louisiana Finance Corporation, a Delaware corporation

                  o        NorAm Financing I, a Delaware business trust.

                  o Reliant Energy Trading and Transportation Group, Inc., a Texas corporation

                  o Reliant Energy Funds Management, Inc., a Delaware corporation

14. Inactive Subsidiaries - The following are inactive subsidiaries. Additional authority will be requested as necessary for any inactive subsidiary that New REI reactivates.

                  o        HL&P Receivables, Inc.

                  o        Houston Industries Energy (UK), Inc.

                  o        Houston Industries Incorporated

                  o        Houston Lighting & Power Company

                  o        NorAm Energy Corp.

                  o        Reliant Energy Products, Inc.

                  o        Reliant Energy Water, Inc.

                  o        Utility Rail Services, Inc.

                  o        ALG Gas Supply Company, a Delaware corporation

                  o        Allied Materials Corporation, a Texas corporation

                  o        Arkla Industries Inc., a Delaware corporation

                  o        Arkla Products Company , a Delaware corporation

                  o        Blue Jay Gas Company, a Delaware corporation

                  o        Entex NGV, Inc., a Delaware corporation

                  o        Entex Oil & Gas Co., a Texas corporation

                  o        Intex, Inc., a Texas corporation

                  o        National Furnace Company, a Texas corporation

                  o        NorAm Utility Services, Inc., a Delaware corporation

                  o Reliant Energy Consumer Group, Inc., a Delaware corporation

                  o Reliant Energy Hub Services, Inc., a Delaware corporation


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NEW REI NONUTILITY SUBSIDIARIES (PRE-DISTRIBUTION)

                  In addition to the subsidiaries described above, New REI will have as a partially-owned subsidiary company RELIANT RESOURCES, INC., a Delaware corporation, and its subsidiary companies. See, e.g., Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000) (authorizing the retention of a holding company for the system's non-regulated investments). It is contemplated that New REI will distribute to shareholders its interest in Reliant Resources soon after completion of the Electric Restructuring.

1. GuideStreet, Inc., a Delaware corporation, provides informational services via the internet. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that GuideStreet, Inc. would also qualify as an "exempt telecommunications company" under Section 34 of the Act.

2. Reliant Energy Broadband, Inc., a Delaware corporation, invests in communications ventures. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that Reliant Energy Broadband, Inc. would also qualify as an "exempt telecommunications company" under Section 34 of the Act.

3. Reliant Energy Communications, Inc., a Delaware corporation, and its subsidiaries (Insync Internet Services, Incorporated, Reliant Energy Communications (Delaware), LLC, Reliant Energy Communications Networks, LP, Reliant Energy Communications (Texas), LLC) provide telecommunications and internet services. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that each of these entities would also qualify as an "exempt telecommunications company" under Section 34 of the Act. During the third quarter of 2001, management decided to exit this business. This exit plan was substantially completed in the first quarter of 2002.

4. Reliant Energy Net Ventures, Inc., a Delaware corporation, invests in eBusiness ventures. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that Reliant Energy Net Ventures, Inc. would also qualify as an "exempt telecommunications company" under Section 34 of the Act.

5. Reliant Energy Power Generation Merger Sub, Inc., a Delaware corporation, will be utilized in connection with an acquisition of an unaffiliated corporation.

6. Reliant Energy Retail Holdings, LLC, a Delaware limited liability company, and its subsidiaries (Reliant Energy Customer Care Services, LLC, Reliant Energy Retail Services, LLC, Reliant Energy Solutions, LLC, Reliant Energy Deepwater Finance, LLC, Reliant Energy Deepwater Finance, LP, Reliant Energy Solutions California, Inc., New Texas Energy Company, and StarEn Power, LLC) supply electric energy at the retail level and


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         provide energy services. See Rule 58(b)(1)(i) (defining energy related companies to include entities engaged in the "rendering of energy management services and demand-side management") and
         (b)(1)(iv) (defining energy related companies to include entities engaged in "the brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels"):

7.       Energy Trading and Marketing (domestic United States) - see Rule
         58(b)(1)(v):

                  o Reliant Energy Services, Inc., a Delaware corporation, and its subsidiaries Reliant Energy Services Channelview LLC, Reliant Energy Services Desert Basin, LLC, Reliant Energy Services Holdings, Inc., Reliant Energy Services Mid-Stream, LLC, and Reliant Energy Services New Mexico, LLC.

8.       Energy Trading and Marketing (Canada) -- :

                  o Reliant Energy Services International, Inc., a Delaware corporation, and its subsidiary Reliant Energy Services Canada, Ltd.

9. Energy Trading & Marketing (Europe) - These activities are in connection with and furtherance Reliant Resources' European EWG and FUCO operations. Applicants would ask the Commission to reserve jurisdiction over the retainability of these subsidiaries.

                  o Reliant Energy Europe Trading & Marketing, Inc., a Delaware corporation, and its subsidiaries Reliant Energy Financial Trading B.V., Reliant Energy Trading & Marketing, B.V., Reliant Energy Trading & Marketing GmbH

10. Reliant Energy Trading Exchange, Inc., a Delaware corporation, owns an interest in a internet-based energy trading and marketing platform. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that Reliant Energy Trading Exchange, Inc. would also qualify as an "exempt telecommunications company" under
         Section 34 of the Act.

11. Reliant Energy Ventures, Inc., a Delaware corporation, invests in venture capital opportunities. Applicants ask the Commission to reserve jurisdiction over the retainability of this subsidiary. See Exelon Corporation, Holding Co. Act Release 27256 (Oct. 19, 2000) (reserving jurisdiction over venture capital fund).

12. Administrative and financing subsidiaries. The following subsidiaries provide administrative and financing services for other company subsidiaries. Such services are provided in accordance with the Act, including Section 13 and the rules thereunder.

                  o Reliant Energy Construction, LLC, a Delaware limited liability company

                  o Reliant Energy Wholesale Service Company, a Delaware corporation

                  o Reliant Resources International Services, Inc., a Delaware corporation.

13.      Inactive subsidiaries. The following are inactive subsidiaries:

                  o        Arkla Finance Corporation, a Delaware corporation

                  o        ReliantEnergy.com, Inc., a Delaware corporation.

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14.      Reliant Energy Power Generation, Inc. and Subsidiaries. Each of these entities is qualified as a QF, an EWG or a FUCO or is an intermediate holding company for same: See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

                  o Reliant Energy Power Generation, Inc., a Delaware corporation, holds domestic and foreign subsidiaries engaged in power generation development, operations and related activities

                  o Reliant Energy California Holdings, LLC, a Delaware limited liability company, owns subsidiaries (Reliant Energy Coolwater, LLC, Reliant Energy Ellwood, LLC, Reliant Energy Etiwanda, LLC, Reliant Energy Mandalay, LLC, and Reliant Energy Ormond Beach, LLC) that own and operate power generation facilities in California

                  o Reliant Energy Capital (Europe), Inc., a Delaware corporation, through its subsidiaries (Reliant Energy Europe, Inc., Reliant Energy Trading and Marketing
                           (UK) B.V., Reliant Energy Wholesale (Europe) Holdings B.V., Reliant Energy Wholesale (Europe) Holdings II C.V., Reliant Energy Wholesale (Europe) C.V., Reliant Energy UNA B.V., and Reliant Energy Power Generation Benelux N. V., operates power generating units in The Netherlands and is developing associated trading operations.

15. Reliant Energy CapTrades Holding Corp., a Delaware corporation, through its subsidiary CapTrades, LP, a Delaware limited partnership, is engaged in the development of energy trading See Rule 58(b)(1)(v).

16. Reliant Energy Florida Holdings, LLC, a Delaware limited liability company, owns Reliant Energy Indian River, LLC, Reliant Energy New Smyrna Beach, LLC, and Reliant Energy Osceola, LLC which are engaged in the development of power generation projects in the Southeastern United States. See New Century Energies, Inc., Holding Co. Act Release 27212 (Aug. 16, 2000) (authorizing retention of project development companies).

17. Reliant Energy Mid-Atlantic Development, Inc., a Delaware corporation, owns Reliant Energy Atlantic, LLC, Reliant Energy Erie West, LLC, Reliant Energy Gilbert, LLC, Reliant Energy Hunterstown, LLC, Reliant Energy Portland, LLC, Reliant Energy Seward, LLC, and Reliant Energy Titus, LLC which are power generation project development entities. See New Century Energies, Inc., Holding Co. Act Release 27212 (Aug. 16,
         2000) (authorizing retention of project development companies).

18. Reliant Energy Northeast Holdings, Inc., a Delaware corporation, and its subsidiaries engage in power generation and development activities in the Mid-Atlantic region. See New Century Energies, Inc., Holding Co. Act Release 27212 (Aug. 16, 2000) (authorizing retention of project development companies).

19. Administrative and financing subsidiaries. See New Century Energies, Inc., Holding Co. Act Release 27212 (Aug. 16, 2000) (authorizing retention of project development companies). See also Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000) (authorizing retention of financing subsidiaries/trusts); see also New Century Energies, Holding Co. Act Release No. 26750 (Aug. 1, 1997) (authorizing Southwestern Public Service Capital I, a trust formed to facilitate certain financing transactions); Conectiv, Inc., Holding Co. Act Release No. 26833 (Feb. 26, 1998) (authorizing retention of financing trust);

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         Dominion Resources, Holding Co. Act Release No. 27112 (Dec. 15, 1999)
         (authorizing retention of financing subsidiaries); SCANA Corp., Holding Co. Act Release No. 27135 (Feb. 14, 2000).:

                  o        Reliant Energy Development Services, Inc.

                  o        Reliant Energy Power Operations I, Inc.

                  o        Reliant Energy Power Operations II, Inc.

20. Power generation project development and operation subsidiaries. See New Century Energies, Inc., Holding Co. Act Release 27212 (Aug. 16,
         2000) (authorizing retention of project development companies).

                  o Reliant Energy Deer Park, Inc., a Delaware corporation

                  o Reliant Energy Desert Basin, LLC, a Delaware limited liability company

                  o Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview LP, Reliant Energy Channelview (Texas) LLC

                  o Reliant Energy Choctaw County, LLC, a Delaware limited liability company

                  o Reliant Energy Colusa County, LLC, a Delaware limited liability company

                  o Reliant Energy Rancho Cucamonga, LLC, a Delaware limited liability company

                  o Reliant Energy Renewables, Inc., a Delaware corporation and its subsidiaries

                  o Reliant Energy Sabine (Delaware), Inc., Reliant Energy Sabine (Texas), Inc. and Sabine Cogen, LP

                  o Reliant Energy Shelby Holding Corp., Reliant Energy Shelby I, LP, Reliant Energy Shelby II, LP, Reliant Energy Shelby County, LP, Reliant Energy Shelby County II, LP, Reliant Energy Shelby Development Corp.

                  o Reliant Energy Signal Peak, LLC, a Delaware limited liability company

                  o Reliant Energy Sunrise, LLC, a Delaware limited liability company.

21. Inactive subsidiaries. The following are inactive subsidiaries. Additional authority will be requested as necessary for any inactive subsidiary that New REI reactivates.

                  o Reliant Energy McHenry I, L.P., a Delaware limited partnership

                  o Reliant Energy McHenry II, L.P., a Delaware limited partnership

                  o Reliant Energy McHenry County, L.P., a Delaware limited partnership

                  o Reliant Energy McHenry Development Corp., a Delaware corporation